Exhibit 99.1

Contact:    Sean S. Clancy

(972) 443-6546

FOR IMMEDIATE RELEASE

Flowserve Receives Wells Notice Relating To Form 8-K Furnished
Nov. 21, 2002

DALLAS — May 25, 2004 — Flowserve Corp. (NYSE:FLS) today announced that it received a Wells Notice from the staff of the Securities and Exchange Commission related to an ongoing informal inquiry by the Commission.  This matter was previously discussed in the company’s Form 10-K for 2003.

According to the notice, the staff is considering recommending that the Commission seek a cease-and-desist order, in conjunction with civil penalties, against the company, its chief executive officer and its director of investor relations, relating to whether the company violated Regulation FD in reaffirming earnings guidance in an informal conversation with an analyst on Nov. 19, 2002.  The company has in the past informed the staff of the Commission that it believes that this reaffirmation was inadvertent and timely disclosed after its discovery through a Form 8-K furnished on Nov. 21, 2002.

The staff’s recommendation, if ultimately made, will suggest that the Commission claim that the company and the individuals violated the disclosure requirements of Section 13(a) of the Securities Exchange Act of 1934 and Regulation FD.  The company and the individuals plan to submit a written statement to the

Commission setting forth their positions on the staff’s proposed action in response to the Wells Notice.

Flowserve Corp. is one of the world’s leading providers of industrial flow management services.  Operating in 56 countries, the company produces engineered and industrial pumps for the process industries, precision mechanical seals, automated and manual quarter-turn valves, control valves and valve actuators, and provides a range of related flow management services.

SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve’s future market conditions, operations and results.  The forward-looking statements include, without limitation, those statements in the press release regarding actions the Securities and Exchange Commission might or might not take in connection with its ongoing informal inquiry related to the company’s Form 8-K furnished on Nov. 21, 2002.  These statements are based on current expectations and are subject to significant risks and uncertainties.  They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Among the many factors that could cause actual results to differ materially from the forward-looking statements are: the ultimate determination of the Securities and Exchange Commission on whether to claim that the company and/or the individuals identified above violated the disclosure requirements of Section 13(a) of the Securities Exchange Act of 1934 and Regulation FD, and the results and effects of any legal proceedings related thereto; material adverse events in the national financial markets; changes in the already competitive environment for the company’s products or competitors’ responses to Flowserve’s strategies; the company’s ability to integrate past and future acquisitions into its management operations; political risks, military actions or trade embargoes affecting customer markets, including continuing conflict in Iraq with its potential impact on Middle Eastern markets and global oil producers; the health of the company’s various customer industries, including the petroleum, chemical, power and water industries; economic turmoil in areas outside the United States; global economic growth; unanticipated difficulties or costs associated with new systems, including software; the company’s relative geographical profitability and its impact on the company’s utilization of foreign tax credits; and the recognition of significant expenses associated with adjustments to realign the company’s facilities and other capabilities with its strategies and business conditions, including, without limitation, expenses incurred in restructuring the company’s operations and the cost of financing, including increases in interest costs, and litigation developments.  Flowserve undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, occurring after the date on which such forward-looking statements are made.  New factors emerge from time to time, and it is not possible for Flowserve to predict all such factors.

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